EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (File Nos. 333-90384 and 333-119180) of Community Central Bank Corporation on Form S-8 of our Report of Independent Registered Public Accounting Firm, dated March 30, 2009, on the consolidated financial statements incorporated by reference in Community Central Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.
/s/Plante & Moran, PLLC
Auburn Hills, Michigan
March 30, 2009